Exhibit 99.1




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Ex-99.1              Annual Statement as to Compliance



I, Timothy R. Barber, certify that I am the duly authorized representative of The Huntington National Bank ("Huntington"), as servicer (the "Servicer") pursuant to the Sale and Servicing Agreement dated as of June 1, 2003, as amended from time to time (the Sale and Servicing Agreement"), among Morgan Stanley Auto Loan Trust 2003-HB1, as issuer (the "Issuer"), Morgan Stanley Asset Funding, Inc. (the "Seller"), as seller, Morgan Stanley ABS Capital II Inc., as depositor (the "Depositor"), Huntington and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), and I do hereby certify in the name of and on behalf of the Servicer that:

1. A review of the activities of the Servicer and of the performance of its obligations under the Sale and Servicing Agreement during the period from July 24, 2003, to and including December 31, 2003 (the "Review Period"), was conducted under the supervision of the undersigned.

2. Based on such review, except as otherwise disclosed pursuant to paragraph 3 below, to undersigned's knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement during the applicable Review Period and there is no default known the undersigned with respect to the applicable Review Period which has not been disclosed herein.

3. Based on such review, to the undersigned's knowledge, the following is a description of each default in the performance of the Servicer's obligations under the provisions of the Sale and Servicing Agreement made during the Review Period, which sets forth in detail (i) the nature and status of each such default and (ii) the action taken by the Servicer, if any, to remedy each such default: None.

4. To the undersigned's knowledge, the servicing information provided by the Servicer herein in respect of the Receivables, including information relating to actions of the Servicer and/or payments and other collections on and characteristics of the Receivables, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the applicable Review Period.

5. To the knowledge of the undersigned, the Servicer has provided all of the reports and certificates required under Sections 4.10, 4.11 and 4.12 to the parties to which such reports and certificates are required to be provided with respect to the applicable Review Period.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 1st day of March, 2004.

                                     Responsible Officer of the Servicer


                                     By:/s/ Timothy R. Barber
                                        --------------------------
                                     Name:  Timothy R. Barber
                                     Title:  Senior Vice President